Exhibit 5.1

[LETTERHEAD OF HAYNES AND BOONE, S.C.]

August 17, 2004

Grupo TMM, S.A.
TMM Holdings, S.A. de C.V.
Avenida de la Cúspide No. 4755
Col. Parques del Pedregal
Delegación Tlalpan
14010 México, D.F.
Mexico

Ladies and Gentlemen:

        We have acted as special Mexican counsel to Grupo TMM, S.A. (the "Company"), a corporation (sociedad anónima) organized under the laws of the United Mexican States ("Mexico"), and certain wholly owned subsidiaries of the Company (the "Guarantors"), in connection with the filing by the Company and the Guarantors with the Securities and Exchange Commission of a registration statement on Form F-1 (the "Registration Statement") to cover the resale under the Securities Act of 1933, as amended, (the "Act"), by certain noteholders named in the prospectus contained in the Registration Statement (the "Prospectus"), of the Company's Senior Secured Notes due 2007 (the "Notes") and the Guarantees of the Notes by the Guarantors (the "Guarantees," and together with the Notes, the "Securities") held by them. The Notes were initially issued (i) to certain holders of the Company's 9 1/2% senior notes due 2003 and 10 1/4% senior notes due 2006 (such classes of notes collectively referred to herein as the "Old Senior Notes") in a private exchange offer that closed simultaneously with a public exchange offer of the Notes for Old Senior Notes and (ii) in a private placement to certain supporting holders of the Old Senior Notes who agreed to purchase Notes to fund the Company's restructuring and to certain vendors as consideration for cancellation of outstanding obligations of the Company. The Securities were issued under an indenture (the "Indenture") among the Company, the Guarantors and The Bank of New York, as trustee, and secured by the Collateral Documents (as such term is defined in the Indenture).

        In connection with the preparation of this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the form of Registration Statement, (ii) the Prospectus, (iii) the Indenture, including the Guarantees, (iv) the form of Securities included in the Indenture, (v) the forms of Collateral Documents (as such term is defined in the Indenture) that are governed by the laws of Mexico and (vi) the Company's bylaws (estatutos sociales) and such corporate authorizations, records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Company as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

        In our examination, we have assumed, without any independent investigation or verification of any kind, the legal capacity of all relevant natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic originals of all documents submitted to us as copies.

        This opinion does not cover any questions arising under or relating to the laws of any jurisdiction other than Mexico.

        Upon the basis of such examination and subject to the assumptions and qualifications set forth herein, we are of the opinion that:

  1.
  Each of the Company and the Guarantors have been duly incorporated and are validly existing as a sociedad anónima under the laws of Mexico and have the corporate power and authority to execute, deliver and perform their respective obligations under the Indenture and the Securities.

  2.
  The Indenture, the Notes, the Guarantees and the Collateral Documents have been duly authorized by the Company and the Guarantors.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus in the section captioned "Legal Matters." In giving this consent, we note that we are authorized to practice only in Mexico, and do not concede that we are within the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Haynes and Boone, S.C. Haynes and Boone, S.C.